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                                                                   EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Form S-3 Registration Statement of our report dated January 21, 1997 with respect to the consolidated financial statements of Zynaxis, Inc. and subsidiaries included in CytRx Corporation's Amendment No. 1 to Form 8-K filed on June 3, 1997 and to all references to our Firm included in this Pre-Effective Amendment No. 2 to Form S-3 Registration Statement.


/s/ Arthur Andersen LLP

Philadelphia, Pa.,
June 17, 1998